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                                                                  EXHIBIT 10-b-1

                              DIRECTORS STOCK PLAN

                                       OF

                            MERITOR AUTOMOTIVE, INC.

1.       PURPOSE OF THE PLAN.

         The purpose of the Directors Stock Plan (the Plan) is to link the compensation of non-employee directors of Meritor Automotive, Inc. (Meritor) directly with the interests of the shareowners.

2.       PARTICIPANTS.

         Participants in the Plan shall consist of directors of Meritor who are not employees of Meritor or any of its subsidiaries (Non-Employee Director). The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by Meritor.

3.       SHARES RESERVED UNDER THE PLAN.

         Subject to the provisions of Section 10 of the Plan, there shall be reserved for delivery under the Plan 350,000 shares of Common Stock of Meritor (Shares). Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof.
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         4.       ADMINISTRATION OF THE PLAN.

                  The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of Meritor (the Committee). The Committee shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

         5.       EFFECTIVE DATE OF THE PLAN.

                  The Plan shall be submitted to the shareowners of Meritor for approval at the Annual Meeting of Shareowners to be held on February 11, 1998, or any adjournment thereof, and, if approved by the shareowners, shall become effective as of September 30, 1997.

         6.       AWARD OF SHARES.

                  Each Non-Employee Director who is in office on the date (the Distribution Date) of the pro-rata distribution (the Distribution) by Rockwell International Corporation to its shareowners of all the issued and outstanding stock of Meritor shall receive an award of 500 Shares effective immediately after the Distribution. Thereafter, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, any Annual Meeting of Shareowners of Meritor shall receive an award of 1,000 Shares effective immediately after that Annual Meeting. Each Non-Employee Director who is elected a director at any meeting of the Board shall receive effective

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         immediately after that meeting an award of 1,000 Shares if elected after the annual meeting and prior to May 1; an award of 750 Shares if elected between May 1 and July 31; an award of 500 Shares if elected between August 1 and October 31; and an award of 250 Shares if elected between November 1 and the next annual meeting. A participant shall not be required to make any payment for any Shares delivered under the Plan. Upon the delivery of Shares under the Plan, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of a shareowner as to those Shares, including the right to vote the Shares and to receive dividends thereon.

         Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year in which the annual award of Shares is to be made, to receive the annual grant in the form of Shares of restricted stock (Restricted Shares). Upon receipt of Restricted Shares, the recipient shall have the right to vote the Shares and to receive dividends thereon, and the Shares shall have all the attributes of outstanding Shares except that the registered owner shall have no right to direct the transfer thereof. Restricted Shares shall be held in book-entry accounts subject to the direction of Meritor (or if Meritor elects, certificates therefor may be issued in the recipient's name but delivered to and held by Meritor) until ten days after (i) the recipient retires from the Board after reaching age 72 and having served at least three years as a director or (ii) the recipient resigns from the Board or ceases to be a director by reason of the antitrust laws, compliance with Meritor's conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to the best interests of Meritor, when the restrictions on such book-entry accounts shall be released (or any certificates


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         issued shall be delivered to the director) and such Shares shall cease to be Restricted Shares.

7.       RESTRICTION ON TRANSFER OF SHARES.

         No Shares received by a participant under Section 6 or 9 of the Plan may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of for a period of six months after receipt of those Shares, except in the case of the participant's death or disability during that six-month period.

8.       STOCK OPTIONS.

         Each Non-Employee Director who is in office on the Distribution Date shall be granted an option to purchase 1,500 Shares effective concurrently with the first grant of stock options under Meritor's 1997 Long-Term Incentives Plan after the Distribution Date. Thereafter, each Non-Employee Director who is elected a director at, or was previously elected and continues as a director after, any Annual Meeting of Shareowners of Meritor shall receive an option to purchase 3,000 Shares immediately after that Annual Meeting. Each Non-Employee Director who is elected a director at any meeting of the Board shall be granted effective immediately after that meeting an option to purchase 3,000 Shares if elected after the annual meeting and prior to May 1; an option to purchase 2,250 Shares if elected between May 1 and July 31; an option to purchase 1,500 Shares if elected between August 1 and October 31; and an option to purchase 750 Shares if elected between November 1 and the next annual meeting. The exercise price for each option so



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         granted shall be one-hundred percent (100%) of the closing price (the fair market value) of the Shares on the date of grant as reported in the New York Stock Exchange -- Composite Transactions (or on the next preceding day Shares were traded if not traded on the date of grant).

         The purchase price of the Shares with respect to which an option or portion thereof is exercised shall be payable in full in cash, Shares valued at their fair market value on the date of exercise, or a combination thereof. Each option may be exercised in whole or in part at any time after it becomes exercisable; and each option shall become exercisable in approximately three equal installments on each of the first, second and third anniversaries of the date the option is granted. No option shall be exercisable prior to one year nor after ten years from the date of the grant thereof; provided, however, that if the holder of an option dies, the option may be exercised from and after the date of the optionee's death for a period of three years (or until the expiration date specified in the option if earlier) even if it was not exercisable at the date of death. Moreover, if an optionee retires after reaching age 72 and having served at least three years as a director, all options then held by that optionee shall be exercisable even if they were not exercisable at the optionee's retirement date; provided, however, that each such option shall expire at the earlier of five years from the date of the optionee's retirement or the expiration date specified in the option.

         Options granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution; or (ii) by gift to the grantee's spouse or natural, adopted or step-children or grandchildren (immediate family members) or to a trust for the benefit of one


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         or more of the grantee's immediate family members or to a family charitable trust established by the grantee or a member of the grantee's family. If an optionee ceases to be a director while holding unexercised options, such options are then void, except in the case of
         (i) death, (ii) disability, (iii) retirement after reaching age 72 and having served at least three years as a director, (iv) resignation from the Board for reasons of the antitrust laws, compliance with Meritor's conflict of interest policies or other circumstances that the Committee may determine as serving the best interests of Meritor or (v) resignation or removal from the Board in connection with a change of control as defined in Article III, Section 13(I)(1) of Meritor's By-Laws (Change of Control).

9.       SHARES IN LIEU OF CASH COMPENSATION.

         Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which deferral of fees is to be applicable, to defer all or any portion of the cash retainer to be paid for board or other service in the following calendar year through the issuance or transfer of Restricted Shares, valued at the closing price on the New York Stock Exchange -- Composite Transactions on the date when each payment of such retainer amount would otherwise be made in cash. Such Restricted Shares shall be the same as and subject to the same provisions as are applicable to the Restricted Shares issued or delivered pursuant to Section 6 of the Plan.

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10.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

11.      GOVERNMENT AND OTHER REGULATIONS.

         Meritor shall have the right in connection with the delivery of any Shares under Section 6 or 9 of the Plan or upon exercise of options granted under Section 8 of the Plan to require as a condition of such delivery that the recipient represent that such shares are being acquired for investment and not with a view to the distribution thereof.

12.      AMENDMENT AND TERMINATION OF THE PLAN.

         The Plan may be amended by the Board in any respect, provided that, without shareowner approval, no amendment shall (i) materially increase the maximum number of Shares available for delivery under the Plan (other than adjustments pursuant to Section 10 hereof), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. The Plan may also be terminated at any time by the Board.

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13.      MISCELLANEOUS.

         (a) Nothing contained in the Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Meritor.

         (b) Notwithstanding any other provision of the Plan, if a Change of Control shall occur, then, unless prior to the occurrence thereof the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, (i) all options then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not then exercisable and (ii) the restrictions on all Restricted Shares granted under Section 6 or 9 of the Plan shall forthwith lapse.

         (c) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.


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